UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2026

HealthStream, Inc.
(Exact name of Registrant as Specified in Its Charter)

Tennessee	000-27701	62-1443555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 11th Avenue North, Suite 850, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615-301-3100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.00)	HSTM	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 18, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of HealthStream, Inc. (the “Company”) approved special grants of time-based restricted share units (“Time-Based RSUs”) and performance-based restricted share units (“Performance-Based RSUs”) to the named executive officers of the Company pursuant to the Company’s shareholder-approved 2022 Omnibus Incentive Plan to incentivize future performance and retention, as described below.

The Committee approved the grant of (i) 15,395 Time-Based RSUs to each of Robert A. Frist, Jr., Michael M. Collier, Trisha L. Coady, and Kevin P. O’Hara (with a grant date fair value of $450,000 for each such named executive officer); and (ii) 12,316 Time-Based RSUs to Scott A. Roberts (with a grant date fair value of $360,000). These Time-Based RSUs will vest in equal annual installments of 25% on the first, second, third, and fourth anniversaries of the grant date.

The Committee also approved the grant of (i) 5,132 Performance-Based RSUs to each of Mr. Frist, Mr. Collier, Ms. Coady, and Mr. O’Hara (with a grant date fair value of $150,000 for each such named executive officer); and (ii) 4,105 Performance-Based RSUs to Mr. Roberts (with a grant date fair value of $120,000). These Performance-Based RSUs will be eligible for vesting in equal increments of 25% based on the Company’s level of achievement with respect to annual performance targets to be established by the Committee for 2027, 2028, 2029, and 2030, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HealthStream, Inc.

Date: September 23, 2026	By:	/s/ Scott A. Roberts
Scott A. Roberts
Chief Financial Officer